UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Spark Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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August 27, 2019

Dear Fellow Stockholder:

I am writing to inform you that the location of the Spark Therapeutics, Inc. 2019 Annual Meeting of Stockholders, or the Annual Meeting, has changed from the location indicated in our proxy statement dated July 22, 2019 that was previously provided to you via the Internet and in the Notice of Annual Meeting that you received in the mail. The new location of the Annual Meeting is The Study at University City, Banquet Salon, 20 S. 33rd Street, Philadelphia, PA 19104.

I am also enclosing an amended Notice of 2019 Annual Meeting of Stockholders that reflects the change in location of the Annual Meeting.

VOTING MATTERS

The proxy card previously sent to you remains valid, and we will not distribute new proxy cards. Shares represented by proxy cards returned before the Annual Meeting will be voted with respect to all matters properly brought before the Annual Meeting as instructed on the proxy card. If you have already submitted your proxy card, you do not need to take any action unless you wish to change or revoke your vote.

I look forward to seeing you at our Annual Meeting.

Sincerely,

/s/ Jeffrey D. Marrazzo

Jeffrey D. Marrazzo

Chief Executive Officer

AMENDED NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS

Time	8:00 a.m., EDT

Date	September 5, 2019

Place	The Study at University City, Banquet Salon 20 S. 33rd Street Philadelphia, PA 19104

Purpose

1.  To elect Anand Mehra, M.D., Robert J. Perez and Lota Zoth, as Class I members of the Board of Directors to each serve for a three-year term until their successors are duly elected and qualified;

2.  To hold an advisory vote on the compensation paid to the Company’s named executive officers;

3.  To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019; and

4.  To transact any other business that may properly come before the Annual Meeting or any adjournment thereof.

Record Date	The Board of Directors has fixed the close of business on July 16, 2019, as the record date for determining stockholders entitled to notice of and to vote at the meeting.

Meeting Attendance	All stockholders as of the record date, or their duly appointed proxies, are invited to attend the meeting. If you attend, you will be asked to present valid picture identification such as a driver’s license or passport.

Voting by Proxy	If you are a stockholder of record, please vote via the Internet or, for shares held in street name, please submit the voting instruction form you receive from your broker or nominee as soon as possible so your shares can be voted at the meeting. You may submit your voting instruction form by mail. If you are a stockholder of record, you also may vote by telephone or by submitting a proxy card by mail. If your shares are held in street name, you will receive instructions from your broker or other nominee explaining how to vote your shares, and you also may have the choice of instructing the record holder as to the voting of your shares over the Internet or by telephone. Follow the instructions on the voting instruction form you received from your broker or nominee.

The proxy card previously sent to you remains valid, and we will not distribute new proxy cards. If you have already voted your shares over the Internet or by telephone or returned your proxy card, you do not need to take any action unless you wish to change or revoke your vote.

By order of the Board of Directors,

/s/ Joseph W. La Barge

Joseph W. La Barge

Secretary

Philadelphia, Pennsylvania

August 27, 2019

Important notice regarding the availability of proxy materials for the Spark Therapeutics, Inc. 2019 Annual Meeting of Stockholders to be held on September 5, 2019: The Notice of 2019 Annual Meeting of Stockholders, proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 are available at www.sparktx.com by following the link for “Investors”. To obtain directions to Convene at Cira Centre in order to attend the Annual Meeting in person, please visit the “Investors - Events” section of our website at www.sparktx.com or contact Investor Relations at (855) 772-7589.